EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A of our report dated December 1, 2017 with respect to the audited consolidated financial statements of AmeriCann, Inc. and subsidiary as of September 30, 2017 and 2016, and for the years then ended. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 13, 2018